SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment #1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2004

FLIR Systems, Inc.

(Exact name of Registrant as specified in its charter)

Oregon	0-21918	93-0708501
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16505 S.W. 72nd Avenue, Portland, Oregon	97224
(Address of principal executive offices)	(Zip Code)

(503) 684-3731

(Registrant’s telephone number, including area code)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

As previously reported on the Current Report on Form 8-K, filed on January 15, 2004, on January 6, 2004 (the “Effective Time”), pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of October 21, 2003 by and among FLIR Systems, Inc. (“FLIR”), Indigo Systems Corporation (“Indigo”), Fiji Sub, Inc., and William Parrish, as Shareholders’ Agent, Fiji Sub, Inc. was merged with and into Indigo (the “Merger”). As a result of the Merger, Indigo became a wholly-owned subsidiary of FLIR Systems, Inc.

All outstanding shares of Indigo capital stock and certain warrants outstanding immediately prior to the Effective Time were converted into the right to receive cash in an amount equal to $25.3537 per share, or an aggregate of $165,478,000 (the “Cash Consideration”). Each option to purchase Indigo capital stock outstanding immediately prior to the Effective Time was assumed by FLIR. 709,945 shares of FLIR common stock are issuable by FLIR upon exercise of the Indigo stock options assumed by FLIR in the Merger. Ninety percent of the Cash Consideration was paid out following the Merger with the remaining ten percent held in an escrow account, until the first anniversary of the Merger to satisfy indemnification claims against Indigo, if any. FLIR funded the Cash Consideration through cash-on-hand.

This Form 8-K/A amends the Current Report on Form 8-K filed on January 15, 2004 to include Item 7(a) Financial Statements of Business Acquired and Item 7(b) Pro Forma Financial Information.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

The required financial statements of Indigo Systems Corporation are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated in their entirety herein by reference.

(b)	Pro Forma Financial Information

The required pro forma financial information is attached hereto as Exhibit 99.3 and is incorporated in its entirety herein by reference.

(c)	Exhibits

23.1	Consent of KPMG LLP, independent auditors for Indigo Systems Corporation.

99.1	Audited consolidated financial statements of Indigo Systems Corporation for the fiscal years ended February 28, 2003 and 2002.

99.2	Unaudited interim consolidated financial statements of Indigo Systems Corporation for the nine months ended November 30, 2003.

99.3	Unaudited pro forma condensed combined financial statements for the fiscal year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on March 22, 2004.

FLIR SYSTEMS, INC. (Registrant)

By:	/s/ STEPHEN M. BAILEY
Stephen M. Bailey Senior Vice President, Finance and Chief Financial Officer